EXHIBIT 99.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. 1350

In connection with the Quarterly Report on Form 10-Q (the "Report") of Cedar Fair, L.P. (the "Company") for the period ending June 30, 2002, I, Bruce A. Jackson, Corporate Vice President - Finance and Chief Financial Officer of Cedar Fair Management Company, General Partner of the Company, certify that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2002	/s/ Bruce A. Jackson
Bruce A. Jackson
Corporate Vice President - Finance
and Chief Financial Officer